Exhibit 99.1


                                                         1400 Union Meeting Road
                                                         Blue Bell, PA 19422
                                                         Phone:  215-619-2700

Shareholder Contacts:
Stephen E. Markert, Jr. of C&D:  215-619-7835
Joseph Crivelli of Gregory FCA, for C&D:  610-642-8253




                              FOR IMMEDIATE RELEASE


                      C&D TECHNOLOGIES BOARD AUTHORIZES NEW

                            STOCK REPURCHASE PROGRAM


BLUE BELL, PA, October 1, 2004 - C&D Technologies, Inc. (NYSE: CHP), a leading North American producer and marketer of electrical power storage and conversion products used in telecommunications and industrial applications, announced that its Board of Directors authorized a new Stock Repurchase Program effective September 30, 2004. Under the program, the company is permitted to repurchase up to 1,000,000 shares of C&D Technologies common stock having a total purchase price of no greater than $25,000,000. This program entirely replaces and supersedes all previously authorized stock repurchase programs.

The share purchase authorization allows the company to make purchases from time to time on the open market at prevailing prices or in privately negotiated transactions. The company's management will make purchase decisions based upon market conditions and other considerations. There are approximately 25.3 million shares of C&D Technologies common stock outstanding.

This press release may contain forward-looking statements (within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) which are based on management's current expectations and are subject to uncertainties and changes in circumstances. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Factors that appear with the forward-looking statements, or in the company's Securities and Exchange Commission filings (including without limitation the company's annual report on Form 10-K for the fiscal year ended January 31, 2004, or the quarterly reports filed on Form 10-Q thereafter), could cause the company's actual results to differ materially from those expressed in any forward-looking statements made herein.


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